Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Scott Frohman, certify that:

1.           I have reviewed this quarterly report on Form 10-Q/A of Options Media Group Holdings, Inc.; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 8, 2011

/s/ Scott Frohman
Scott Frohman Chief Executive Officer (Principal Executive Officer)